SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

☐ Definitive Information Statement

X AND O COSMETICS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1. Title of each class of securities to which transaction applies:_____________________
2. Aggregate number of securities to which transaction applies:_____________________
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
4. Proposed maximum aggregate value of transaction: ___________________________
5. Total Fee Paid:_________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid: ___________________________________________

2. Form, Schedule or Registration Statement No.: __________________________

3. Filing Party: ______________________________________________________

4. Dated Filed:______________________

PRELIMINARY INFORMATION STATEMENT
AS FILED WITH THE SEC ON December 29, 2006

X AND O COSMETICS, INC.
154 Toledo Street
Farmingdale, New York 11735

December 29, 2006

INFORMATION STATEMENT

To Our Stockholders:

X and O Cosmetics, Inc. a Delaware corporation (the “Corporation”), hereby gives notice to the holders of its common stock, par value $.001 per share (the “Common Stock”) that the holders of a majority of the voting power of its outstanding Common Stock intend to take certain actions by written consent approving: (i) an amendment to the Corporation’s Articles of Incorporation (the “Amended Articles of Incorporation”) to change its corporate name to “Juma Technology Corp.” and (ii) adoption of the 2006 Stock Option Plan of Juma Technology Corp. The Board of Directors have fixed December 21, 2006 as the record date (the “Record Date”) for determining the shareholders entitled to notice of this shareholder action by written consent. A discussion of the action to be taken is contained herein. The stockholders will take this action solely for the purpose of satisfying the requirements of the Corporation’s by-laws which require that prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent be given to those stockholders who have not consented in writing.

The stockholder action by written consent will be taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all stockholders of the Corporation pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective twenty (20) calendar days following the mailing of this Information Statement.

This action has been approved by the Board of Directors of the Corporation and will be approved by the holders of  than a majority of the voting power of our outstanding  shares of  Common Stock of the Corporation.

YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

By order of the Board of Directors

David Giangano
President and Chief Executive Officer

X AND O COSMETICS, INC.
154 Toledo Street
Farmingdale, New York 11735

INFORMATION STATEMENT

We are required to deliver this Information Statement, to holders of our Common Stock in order to inform them that the holders of a majority of the voting power of our outstanding stock, without holding a meeting of the stockholders at which such stockholders would be entitled to vote, intend to take certain actions that would normally require such a meeting. December 21, 2006 has been fixed as the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK ON OR ABOUT JANUARY 8, 2007. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO
JUMA TECHNOLOGY CORP.

INTRODUCTION

Our board of directors (the “Board”) has recommended and unanimously approved an action by written consent to amend our articles of incorporation (the “Amended Articles of Incorporation”) to change our name to “Juma Technology Corp.” The Board further directed that the Amended Articles of Incorporation be submitted for approval by the stockholders. The holders of the majority voting power of our Common Stock approved the Amended Articles of Incorporation to change our name to “Juma Technology Corp.” by written consent dated as of the effective date.

EFFECTIVE TIME OF THE NAME CHANGE

We intend to file with the Secretary of State of the State of Delaware, as soon as practicable on or after the twentieth (20th) day that this Information Statement has been sent to our shareholders, the Amended Articles of Incorporation effectuating the name change to “Juma Technology Corp.” The Amended Articles of Incorporation will become effective upon acceptance for filing by the Secretary of State of the State of Delaware. It is presently contemplated that such filing will be made on or about January 28, 2007.

REASONS FOR THE NAME CHANGE

Our Board has determined that it is in the best interests of the Corporation to change our corporate name to “Juma Technology Corp.” to more accurately reflect the Corporation's operations and interests.

You are not required to exchange your certificate(s) of X and O Cosmetics, Inc. for new stock certificates reflecting our new name of Juma Technology Corp.

ADOPTION OF THE 2006 STOCK OPTION PLAN

INTRODUCTION

The Board has recommended and unanimously approved an action by written consent for adoption of the 2006 Stock Option Plan of Juma Technology Corp. (the “Option Plan”) under which up to six million two hundred twenty eight thousand seven hundred fifty (6,228,750) shares of incentive and non-qualified options may be granted to employees, directors and certain key affiliates. Under the Option Plan, incentive options may be granted at not less than the fair market value on the date of grant and non-statutory options may be granted at or below fair market value. The Corporation wishes to utilize the Option Plan to attract, maintain and develop management by encouraging ownership of the Corporation's Common Stock by key employees, directors, and others.

Options under the Option Plan will be either “incentive options” (“ISOs”) under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” (“NQOs”) which are not intended to so qualify.

SUMMARY DESCRIPTION OF THE OPTION PLAN

The Option Plan will be administered by the Board or by committee. The Board is authorized to grant incentive stock options to officers and other key executive and management employees of the Corporation and non-qualified options to directors and others performing services to the Corporation.

If there is a stock split, stock dividend, or other relevant change affecting the Corporation's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

The vesting period for options granted under the Option Plan are set forth in an option agreement entered into with the optionee. ISOs granted to an optionee terminate ninety (90) days after retirement termination of employment  and twelve (12) months in the event of  death or disability.

Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of: (i) a change of control of the Corporation, (ii) a merger, consolidation, reorganization or dissolution in which the Corporation does not survive, or (iii) the sale, release, exchange or disposition of substantially all the property and assets of the Corporation.

The Board may grant options qualifying as ISOs under the Internal Revenue Code of 1986, as amended, or as NQOs. The [Committee] determines the duration of each option; however, the term of an option cannot exceed ten (10) years from the date of grant and cannot exceed five (5) years in the case of a greater than ten percent (10%) shareholder. The option price for an ISO is the fair market value of a share of the Corporation's Common Stock on the date of grant, whereas the option price for an NQO may be granted at less than, equal to or greater than the fair market value. The grantee can pay the option price in cash, or if permitted, by delivering to the Corporation shares of Common Stock owned by the grantee that have a fair market value equal to the option price. Shares cannot be issued or transferred upon the exercise of an option until the option price is paid in full.

FEDERAL INCOME TAX CONSEQUENCES

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two (2) years from the option grant date or within one (1) year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Corporation receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one (1) year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Corporation will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the NQO in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Corporation is entitled to a deduction at the same time and in a corresponding amount.

In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite option holding periods are not satisfied (see above), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other “early” disposition of option-acquired shares.

REQUIRED CONSENT

The affirmative consent of the holders of a majority of the voting power of Common Stock determined on the Record Date, is required to approve the Amended Certificate of Incorporation effecting our name change to “Juma Technology Corp and adoption of the Option Plan. The principal stockholders, which held as of the Record Date a majority of the voting power represented by the outstanding voting securities, has consented to the name change.

NO DISSENTERS’ RIGHTS

Delaware law does not provide for dissenter’s rights in connection with the approval of the actions described in this Information Statement.

NO ACTION IS REQUIRED

No other votes are necessary or required. The Corporation anticipates that the stockholder consent described in this Information Statement will become effective approximately twenty (20) days after mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within (60) days after December 21, 2006 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

The following table sets forth as of December 21, 2006, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Corporation to beneficially own more than five percent (5%) of the outstanding shares of the Corporation’s Common Stock, (ii) each of the Corporation’s directors, (iii) each of the Corporation’s named executives and (iv) all of the Corporation’s directors and executive officers as a group.

Name and Address:	Number of Shares Beneficially Owned:	Percentage Owned(a):

David Giangano c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	6,057,300	12.73%

Joseph Fuccillo c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	6,057,300	12.73%

Frances Vinci c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	4,974,00	10.7%

Joseph Cassano c/o X & O Cosmetics, Inc. 154 Toledo Street Farmingdale, NY 11735	4,103,800	9.0%

Mirus Opportunistic Fund C/o Mirus Opportunistic Fund p.A. Mirus Capital Mgmt. Ltd., c/o Helper GmbH Dorfplatz 2, CH-6422 Steinen, Switzerland	2,500,000	5.67%

Total:	23,692,400	50.82%

All directors and Officers as a Group (5 Persons)	22,192,400	47.5%

(a) Applicable percentage of ownership is based on 41,525,000 shares issued and outstanding on December 21, 2006.

MARKET PRICE OF COMMON STOCK

Our common stock has a par value of $.001 per share. We have filed certain disclosures with the SEC under Rule 15c2-11 in order to be quoted on the Over-the-Counter Bulletin Board under the symbol “JUMA.” Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716, Phone: (732) 872-2727, Fax: (732) 872-2728, is the transfer agent for the common stock. There can be no assurance that the per share price of our common stock will increase following the name change.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any additional proposals in this Information Statement.

BROKERS, CUSTODIANS, ETC.

We have asked brokers and other custodians, nominees or fiduciaries, if any, to forward this Information Statement to for the beneficial owners of our Common Stock held of record by such.

All information concerning the Corporation contained in this Information Statement has been furnished by the Corporation. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Corporation or any other person. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated December 29, 2006. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

By order of the Board of Directors

David Giangano
President and Chief Executive Officer